TEMPE, AZ

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q3 2020

Cousins Properties	Q3 2020 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as the following: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate, particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of the COVID-19 pandemic on our operations and our tenants; changes to our strategy with regard to land and other non-core holdings that may require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of telecommuting; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q3 2020 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS THIRD QUARTER 2020 RESULTS
Highlights
•Net income per share was $0.19.
•Funds from operations per share was $0.69.
•Same property net operating income on a cash basis decreased 3.0% for the quarter and increased 2.1% for the nine months ended September 30, 2020.
•Same property net operating income on a cash basis, adjusted for temporary rent deferrals and reduced parking income, increased 0.3% for the quarter and increased 5.4% for the nine months ended September 30, 2020.
•Second generation net rent per square foot on a cash basis increased 8.9% for the quarter and increased 15.2% for the nine months ended September 30, 2020.
•Executed 254,942 square feet of office leases during the quarter and 1,033,602 square feet during the nine months ended September 30, 2020.
•Executed rent deferral agreements representing 0.1% of annualized contractual rents during the quarter and 1.2% during the nine months ended September 30, 2020.
•Collected 98.2% of rents, including 98.7% from office customers, during the quarter; collected 98.6% of rents, including 99.1% from office customers, in September.
•Acquired 1.7 acres of land adjacent to existing Domain properties in Austin, TX for $11 million through a 90% owned joint venture.
•Net debt to annualized adjusted EBITDAre as of September 30, 2020 was 4.24.
•More than $1 billion of liquidity at quarter-end, representing 16.5% of total market capitalization.
ATLANTA (October 28, 2020) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2020.
“Despite a challenging operating environment, our financial results are holding up well and we are beginning to see encouraging signs in our leasing activity.” said Colin Connolly, president and chief executive officer of Cousins Properties. “In the short term, health and safety understandably remain top of mind for our customers. However, over a longer horizon we remain convinced that new and highly-amenitized office properties in the Sun Belt will recover first and perform best as companies look toward the future of attractive work environments.”
Financial Results
Net income available to common stockholders was $28.1 million, or $0.19 per share, for the third quarter of 2020, compared with net income available to common stockholders of $20.4 million, or $0.14 per share ($0.15 per share, excluding transaction costs), for the third quarter of 2019. Net income available to common stockholders was $226.2 million, or $1.52 per share diluted, for the nine months ended September 30, 2020, compared with $33.3 million, or $0.27 per share ($0.69 per share, excluding transaction costs), for the nine months ended September 30, 2019. The increase in net income available to common stockholders between the nine month periods is primarily due to the sales of Hearst Tower and of the company's investment in the Gateway Village joint venture in the first quarter of 2020 and due to the acquisition costs related to the TIER merger in the second quarter of 2019.

Cousins Properties	4	Q3 2020 Supplemental Information

EARNINGS RELEASE

Funds From Operations ("FFO") was $102.0 million, or $0.69 per share, for the third quarter of 2020, compared with $106.2 million, or $0.72 per share for the third quarter of 2019. FFO was $312.7 million, or $2.10 per share ($2.11 per share, excluding transaction costs), for the nine months ended September 30, 2020, compared with $222.6 million, or $1.80 per share ($2.21 per share, excluding transaction costs), for the nine months ended September 30, 2019.

2020 Guidance
Due to uncertainty driven by the COVID-19 pandemic, the Company withdrew its earnings guidance in April 2020. However, the Company has continued to provide certain financial information to assist investors as they assess the Company’s outlook for the balance of 2020. Based on actual results to date as well as the Company’s current outlook, all prior assumptions – including assumptions concerning speculative leasing, rent deferrals and parking income – remain within the previously provided ranges, with one exception. General and administrative expenses are anticipated to decline by an additional $1.5 million on top of the $6 million decline announced over the previous two quarters. The Company now anticipates full year general and administrative expenses of $25.5 million to $27.5 million, net of capitalized salaries, down 22% from its original range.

Investor Conference Call and Webcast
The Company will conduct a conference call at 9:00 a.m. (Eastern Time) on Thursday, October 29, 2020, to discuss the results of the quarter ended September 30, 2020. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Third Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10148762. The playback can also be accessed on the Company's website.
Acting through its operating partnership, Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q3 2020 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $750,662 and $577,139 in 2020 and 2019, respectively	$6,144,004	$5,669,324
Projects under development	52,759	410,097
Land	108,213	116,860
	6,304,976	6,196,281
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $61,093 in 2019	—	360,582
Cash and cash equivalents	36,872	15,603
Restricted cash	1,847	2,005
Notes and accounts receivable	18,561	23,680
Deferred rents receivable	132,689	102,314
Investment in unconsolidated joint ventures	129,814	133,884
Intangible assets, net	209,434	257,649
Other assets	52,403	59,449
Total assets	$6,886,596	$7,151,447
Liabilities:
Notes payable	$1,934,905	$2,222,975
Accounts payable and accrued expenses	183,023	209,904
Deferred income	58,404	52,269
Intangible liabilities, net of accumulated amortization of $70,894 and $55,798 in 2020 and 2019, respectively	68,009	83,105
Other liabilities	115,162	134,128
Liabilities of real estate assets held for sale, net of accumulated amortization of $7,771 in 2019	—	21,231
Total liabilities	2,359,503	2,723,612
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 1,716,837 shares issued and outstanding in 2019	—	1,717
Common stock, $1 par value, 300,000,000 shares authorized, 151,149,289 and 149,347,382 shares issued, and 148,564,356 and 146,762,449 shares outstanding in 2020 and 2019, respectively	151,149	149,347
Additional paid-in capital	5,541,879	5,493,883
Treasury stock at cost, 2,584,933 shares in 2020 and 2019	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,044,743)	(1,137,200)
Total stockholders' investment	4,499,812	4,359,274
Nonredeemable noncontrolling interests	27,281	68,561
Total equity	4,527,093	4,427,835
Total liabilities and equity	$6,886,596	$7,151,447

Cousins Properties	6	Q3 2020 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental property revenues	$179,024	$180,826	$543,252	$439,624
Fee income	4,350	7,494	13,772	23,298
Other	6	3	169	154
	183,380	188,323	557,193	463,076
Expenses:
Rental property operating expenses	62,844	65,646	189,003	155,838
Reimbursed expenses	373	1,290	1,216	3,269
General and administrative expenses	5,658	5,852	19,853	25,686
Interest expense	15,058	14,700	44,955	37,579
Depreciation and amortization	71,498	82,012	215,980	178,777
Transaction costs	—	1,048	428	50,878
Other	723	297	1,841	1,101
	156,154	170,845	473,276	453,128
Income from unconsolidated joint ventures	1,611	3,241	6,751	9,779
Gain (loss) on sales of investments in unconsolidated joint ventures	(59)	—	45,940	—
Gain (loss) on investment property transactions	(523)	(27)	90,192	14,388
Net income	28,255	20,692	226,800	34,115
Net income attributable to noncontrolling interests	(140)	(318)	(641)	(809)
Net income available to common stockholders	$28,115	$20,374	$226,159	$33,306

Net income per common share — basic	$0.19	$0.14	$1.53	$0.27
Net income per common share — diluted	$0.19	$0.14	$1.52	$0.27
Weighted average shares — basic	148,566	146,762	148,181	121,758
Weighted average shares — diluted	148,606	148,530	148,586	123,529

Cousins Properties	7	Q3 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020
Property Statistics
Consolidated Operating Properties	23	24	33	33	34	34	32	32	32	32
Consolidated Rentable Square Feet (in thousands)	12,203	12,573	18,372	18,372	19,599	19,599	18,249	18,249	18,245	18,245
Unconsolidated Operating Properties	4	5	5	5	4	4	3	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,394	3,394	3,394	2,168	2,168	1,107	1,107	1,107	1,107
Total Operating Properties	27	29	38	38	38	38	35	35	35	35
Total Rentable Square Feet (in thousands)	15,316	15,967	21,766	21,766	21,767	21,767	19,356	19,356	19,352	19,352

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	1,597	682	1,089	741	562	3,074	476	303	255	1,034
Net Effective Rent Calculation (per square foot)
Net Rent	$31.01	$27.86	$29.34	$33.66	$31.38	$30.43	$34.88	$33.54	$26.63	$32.45
Net Free Rent	(0.85)	(0.49)	(0.52)	(0.64)	(1.01)	(0.63)	(1.92)	(0.92)	(1.23)	(1.46)
Leasing Commissions	(2.41)	(1.13)	(2.34)	(2.86)	(2.84)	(2.29)	(2.68)	(3.02)	(2.37)	(2.71)
Tenant Improvements	(4.40)	(1.74)	(4.69)	(3.13)	(4.89)	(3.69)	(5.27)	(4.17)	(1.57)	(4.03)
Leasing Costs	(7.66)	(3.36)	(7.55)	(6.63)	(8.74)	(6.61)	(9.87)	(8.11)	(5.17)	(8.20)
Net Effective Rent	$23.35	$24.50	$21.79	$27.03	$22.64	$23.82	$25.01	$25.43	$21.46	$24.25
Change in Second Generation Net Rent	32.5%	22.8%	21.5%	17.2%	25.5%	21.3%	26.9%	31.8%	24.7%	28.3%
Change in Cash-Basis Second Generation Net Rent	13.2%	7.1%	4.9%	8.1%	12.6%	7.7%	14.3%	20.6%	8.9%	15.2%

Same Property Information (2)
Percent Leased (period end)	94.5%	94.4%	93.9%	93.7%	94.6%	94.6%	94.8%	94.4%	93.6%	93.6%
Weighted Average Occupancy	91.9%	92.0%	91.8%	90.9%	91.1%	91.8%	91.4%	91.5%	91.9%	91.6%
Change in Net Operating Income (over prior year period)	2.1%	4.3%	4.5%	0.3%	1.4%	2.6%	3.2%	(2.4)%	(0.4)%	0.1%
Change in Cash-Basis Net Operating Income (over prior year period)	4.7%	4.0%	5.5%	2.9%	6.0%	4.8%	11.4%	(1.6)%	(3.0)%	2.1%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$245,900	$199,900	$427,900	$427,900	$565,600	$565,600	$565,600	$565,600	$566,400	$566,400
Estimated Project Costs/ Total Undepreciated Assets	4.7%	3.8%	5.5%	5.4%	6.9%	6.9%	7.1%	7.0%	7.0%	7.0%

Market Capitalization (4)
Common Stock Price (period end)	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$28.59	$28.59
Common Stock/Units Outstanding (period end in thousands)	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,589	148,589
Equity Market Capitalization (in thousands)	$3,376,144	$4,130,230	$5,371,498	$5,582,341	$6,118,447	$6,118,447	$4,348,498	$4,432,529	$4,248,160	$4,248,160
Debt (in thousands)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,042,161
Total Market Capitalization (in thousands)	$4,610,152	$5,417,403	$7,379,161	$7,605,477	$8,423,941	$8,423,941	$6,385,453	$6,470,800	$6,290,321	$6,290,321

Cousins Properties	8	Q3 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020
Credit Ratios (4)
Net Debt/Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	31.7%	31.7%
Net Debt/Total Undepreciated Assets	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.6%	24.6%
Net Debt/Annualized Adjusted EBITDAre (5)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.24	4.24
Fixed Charges Coverage (Adjusted EBITDAre)	5.46	6.08	5.58	6.21	5.91	5.95	6.22	5.95	5.85	6.01

Dividend Information (4)
Common Dividend per Share	$1.04	$0.29	$0.29	$0.29	$0.29	$1.16	$0.30	$0.30	$0.30	$0.90
Funds From Operations (FFO) Payout Ratio before Transaction Costs	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	43.7%	42.7%
Funds Available for Distribution (FAD) Payout Ratio	61.2%	56.4%	131.6%	53.9%	60.8%	67.2%	59.7%	77.4%	65.0%	66.2%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.28%	0.33%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (6)	$36.41	$36.95	$36.98	$37.26	$37.44	$37.44	$39.29	$39.48	$39.72	$39.72
Straight Line Rental Revenue	$26,017	$8,732	$6,068	$6,522	$8,123	$29,445	$9,895	$11,238	$13,054	$34,187
Above and Below Market Rents Amortization	$6,877	$1,670	$1,981	$3,042	$2,846	$9,539	$2,808	$2,737	$2,534	$8,079
Second Generation Capital Expenditures	$56,667	$8,074	$40,604	$18,946	$23,085	$90,709	$23,817	$25,716	$17,718	$67,251

(1) See Office Leasing Activity on page 20 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 37 for additional information.
(3) Cousins' share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(5) Given the timing of the closing of the TIER transaction, the actual calculation of this ratio was temporarily high for the second quarter of 2019 and decreased when a full quarter of TIER operations were included in EBITDAre. Second quarter 2019 EBITDAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transaction was included in net debt as of June 30, 2019.
(6) In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q3 2020 Supplemental Information

KEY PERFORMANCE METRICS

Equity Market Capitalization

7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
$ (in millions)
3,376
6,118
4,248
12/31/18
12/31/19
09/30/20

Same Property Net Operating Income Change
Cash-Basis (1)
Year-over-Year Change
6%
4%
2%
0%
4.7%
4.8%
2.1%
2018
2019
YTD 2020

    (1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q3 2020 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020
Net Operating Income	$326,063	$87,731	$97,417	$120,642	$126,000	$431,790	$127,782	$117,132	$120,016	$364,930
Gain on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	—	1,335
Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	4,351	13,772
Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	406	4,126
Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(373)	(1,216)
General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(5,658)	(19,853)
Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(15,497)	(46,594)
Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(1,113)	(3,308)
Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(154)	(534)
FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$101,978	$312,658
TIER transaction costs	—	3	49,827	1,048	1,999	52,877	365	63	—	428
FFO before TIER transaction costs	$267,899	$84,516	$81,696	$107,257	$108,201	$381,670	$113,086	$98,022	$101,978	$313,086
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,606	148,586
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$0.69	$2.10
FFO per Share before TIER transaction costs	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94	$0.76	$0.66	$0.69	$2.11

     (1) See pages 32 and 35 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q3 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020

Net Operating Income
Consolidated Properties
The Domain (2)	$—	$—	$1,881	$8,926	$9,138	$19,945	$9,068	$9,475	$10,187	$28,730
Spring & 8th (2)	21,450	7,218	7,385	7,392	7,374	29,369	7,351	7,255	7,340	21,946
Terminus (2) (3)	—	—	—	—	7,330	7,330	6,949	6,899	7,227	21,075
Northpark (2)	24,418	6,463	6,039	6,521	6,249	25,272	6,916	6,983	7,087	20,986
Corporate Center (2)	23,946	6,386	6,785	6,619	6,694	26,484	6,157	5,928	6,113	18,198
Hayden Ferry (2)	23,465	5,945	6,154	5,721	6,118	23,938	6,321	5,676	6,069	18,066
Bank of America Plaza (2)	—	—	933	5,103	4,569	10,605	5,323	5,028	5,191	15,542
Fifth Third Center	19,130	4,735	4,503	4,408	4,347	17,993	4,573	4,791	4,643	14,007
One Eleven Congress	16,218	4,446	4,515	4,203	4,215	17,379	4,396	4,496	4,565	13,457
BriarLake Plaza (2)	—	—	852	4,623	4,742	10,217	4,681	4,367	4,359	13,407
Promenade	16,502	4,788	4,708	4,353	4,510	18,359	4,506	3,950	4,256	12,712
The Terrace (2)	—	—	749	3,617	3,945	8,311	3,988	3,998	4,003	11,989
San Jacinto Center	14,652	3,665	3,679	3,637	3,612	14,593	3,617	4,290	3,745	11,652
3344 Peachtree	12,182	3,142	3,328	3,345	3,488	13,303	5,267	2,966	3,352	11,585
Burnett Plaza	—	—	710	3,556	3,963	8,229	3,631	3,649	3,725	11,005
Colorado Tower	13,773	3,480	3,483	3,502	3,526	13,991	3,350	3,303	3,055	9,708
Buckhead Plaza (2)	16,851	4,047	3,968	3,765	3,299	15,079	3,617	2,783	2,984	9,384
NASCAR Plaza	10,334	2,538	2,494	2,586	2,682	10,300	2,750	2,655	2,845	8,250
816 Congress	11,656	3,290	2,879	2,969	2,709	11,847	2,636	2,754	2,645	8,035
3350 Peachtree	7,633	2,011	2,345	2,329	2,272	8,957	2,450	2,849	2,162	7,461
Legacy Union One	—	—	450	2,360	2,347	5,157	2,400	2,396	2,390	7,186
1200 Peachtree	—	775	2,318	2,332	2,266	7,691	2,332	2,318	2,371	7,021
Tempe Gateway	7,934	2,165	1,757	1,785	2,043	7,750	2,084	1,835	1,827	5,746
8000 Avalon	5,432	1,714	1,916	1,899	1,879	7,408	1,759	1,867	1,856	5,482
3348 Peachtree	5,720	1,527	1,499	1,598	1,543	6,167	1,502	1,309	1,308	4,119
111 West Rio	5,477	1,381	1,380	1,407	1,391	5,559	1,388	1,411	1,309	4,108
Domain Point (2)	—	—	348	1,571	1,139	3,058	1,187	1,435	1,482	4,104
5950 Sherry Lane	—	—	220	1,056	1,040	2,316	1,239	1,184	1,298	3,721
The Pointe	4,815	1,255	1,235	1,260	1,339	5,089	1,192	1,230	1,254	3,676
Research Park V	4,066	1,031	1,023	1,006	1,027	4,087	1,029	1,029	1,055	3,113
Meridian Mark Plaza	3,849	1,018	1,163	1,104	1,085	4,370	1,067	846	1,129	3,042
Harborview Plaza	1,753	346	553	431	683	2,013	795	840	863	2,498
Other (4)	25,919	6,492	6,786	6,621	7,312	27,211	6,226	1,144	2,113	9,483
Subtotal - Consolidated	297,175	79,858	88,038	111,605	119,876	399,377	121,747	112,939	115,808	350,494

Cousins Properties	12	Q3 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020
Unconsolidated Properties (5)
Dimensional Place	—	206	1,770	1,912	1,873	5,761	1,900	1,955	1,964	5,819
Carolina Square (2)	3,823	1,097	1,053	1,009	1,208	4,367	1,255	1,210	1,163	3,628
Emory University Hospital Midtown	4,024	1,027	1,036	1,072	1,104	4,239	1,078	962	1,080	3,120
Terminus (2) (3)	13,501	3,670	3,662	3,216	—	10,548	—	—	—	—
Other (4)	7,540	1,873	1,858	1,828	1,939	7,498	1,802	66	1	1,869
Subtotal - Unconsolidated	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	4,208	14,436

Total Net Operating Income (1)	326,063	87,731	97,417	120,642	126,000	431,790	127,782	117,132	120,016	364,930

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	512	13,132	1,337	21	3,692	18,182	—	—	—	—
Sales Less Cost of Sales - Unconsolidated (5)	2,779	—	—	—	—	—	1,335	—	—	1,335
Total Gain on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	—	1,335

Fee Income
Development Fees	2,935	7,022	5,112	5,670	4,254	22,058	3,835	3,846	3,804	11,485
Management Fees (6)	5,911	1,379	1,548	1,824	966	5,717	762	843	546	2,151
Leasing & Other Fees	1,243	327	415	1	—	743	135	—	1	136
Total Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	4,351	13,772

Other Income
Termination Fees	1,548	520	190	3,575	2,942	7,227	2,844	539	372	3,755
Termination Fees - Unconsolidated (5)	—	3	4	9	—	16	1	2	5	8
Interest and Other Income	1,722	140	11	3	92	246	37	126	6	169
Interest and Other Income - Unconsolidated (5)	315	85	101	84	102	372	112	59	23	194
Gain on Extinguishment of Debt	93	—	—	—	—	—	—	—	—	—
Total Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	406	4,126

Total Fee and Other Income	13,767	9,476	7,381	11,166	8,356	36,379	7,726	5,415	4,757	17,898

Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(373)	(1,216)

General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(5,658)	(19,853)

Interest Expense
Consolidated Debt
2019 Senior Notes, Unsecured ($275M)	—	—	(366)	(2,744)	(2,743)	(5,853)	(2,744)	(2,744)	(2,743)	(8,231)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,489)	(2,490)	(2,490)	(7,469)
2019 Senior Notes, Unsecured ($250M)	—	—	(326)	(2,440)	(2,441)	(5,207)	(2,441)	(2,441)	(2,441)	(7,323)
Credit Facility, Unsecured	(3,023)	(1,289)	(1,705)	(1,628)	(2,703)	(7,325)	(3,081)	(773)	(827)	(4,681)
Terminus (2) (3)	—	—	—	—	(1,540)	(1,540)	(1,526)	(1,511)	(1,497)	(4,534)
Term Loan, Unsecured	(8,495)	(2,422)	(2,421)	(2,302)	(2,049)	(9,194)	(1,891)	(1,190)	(994)	(4,075)
2019 Senior Notes, Unsecured ($125M)	—	—	(160)	(1,197)	(1,197)	(2,554)	(1,197)	(1,197)	(1,198)	(3,592)
Fifth Third Center	(4,951)	(1,221)	(1,215)	(1,208)	(1,202)	(4,846)	(1,194)	(1,188)	(1,181)	(3,563)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(3,109)
Colorado Tower	(4,233)	(1,051)	(1,046)	(1,040)	(1,036)	(4,173)	(1,030)	(1,026)	(1,020)	(3,076)
Promenade	(4,360)	(1,069)	(1,060)	(1,052)	(1,043)	(4,224)	(1,034)	(1,025)	(1,016)	(3,075)

Cousins Properties	13	Q3 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020
816 Congress	(3,173)	(784)	(779)	(776)	(772)	(3,111)	(768)	(763)	(760)	(2,291)
Legacy Union One	—	—	(98)	(536)	(535)	(1,169)	(528)	(527)	(536)	(1,591)
Other (4)	(1,994)	(473)	(473)	(469)	(468)	(1,883)	(254)	(40)	(41)	(335)
Capitalized (7)	4,902	1,015	1,116	4,218	4,870	11,219	5,309	3,959	2,722	11,990
Subtotal - Consolidated	(39,430)	(10,820)	(12,059)	(14,700)	(16,384)	(53,963)	(15,904)	(13,993)	(15,058)	(44,955)

Unconsolidated Debt (5)
Emory University Hospital Midtown	(1,257)	(310)	(308)	(307)	(304)	(1,229)	(303)	(301)	(301)	(905)
Carolina Square (2)	(1,223)	(406)	(420)	(409)	(370)	(1,605)	(347)	(249)	(138)	(734)
Terminus (2) (3)	(3,976)	(1,038)	(905)	(961)	—	(2,904)	—	—	—	—
Subtotal - Unconsolidated	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(439)	(1,639)

Total Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(15,497)	(46,594)

Other Expenses
Severance	(60)	(23)	(23)	(84)	(24)	(154)	(51)	(17)	—	(68)
Partners' Share of FFO in Consolidated Joint Ventures	(558)	(171)	(192)	(249)	(221)	(833)	(213)	(342)	(343)	(898)
Property Taxes and Other Holding Costs	(583)	(184)	(209)	(392)	(290)	(1,075)	(356)	(380)	(353)	(1,089)
Loss on Extinguishment of Debt	(85)	—	—	—	—	—	—	—	—	—
Income Tax Expense	—	—	(242)	242	298	298	(50)	50	—	—
Predevelopment & Other Costs	(108)	(23)	(206)	(127)	(46)	(402)	(153)	(255)	(417)	(825)
Transaction Costs - TIER	—	(3)	(49,827)	(1,048)	(1,999)	(52,877)	(365)	(63)	—	(428)
Transaction/Acquisition Costs - Other	(248)	—	—	—	(4)	(4)	—	—	—	—
Total Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(1,113)	(3,308)

Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(154)	(534)

FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$101,978	$312,658
TIER transaction costs	—	3	49,827	1,048	1,999	52,877	365	63	—	428
FFO before TIER transaction costs	$267,899	$84,516	$81,696	$107,257	$108,201	$381,670	$113,086	$98,022	$101,978	$313,086
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,606	148,586
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$0.69	$2.10
FFO per Share before TIER transaction costs	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94	$0.76	$0.66	$0.69	$2.11

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Primarily represents properties sold and loans repaid prior to September 30, 2020 that are not considered discontinued operations. The Company sold the Hearst Tower and Woodcrest operating properties and its interest in the Gateway Village unconsolidated joint venture in the first quarter of 2020. Includes preliminary operational activity at 120 West Trinity, 10000 Avalon, Domain 12, and Domain 10, which are in the final stages of development and not yet stabilized.
(5) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(7) Amounts of interest expense related to consolidated debt that is capitalized to consolidated development projects and equity in unconsolidated development projects.

Cousins Properties	14	Q3 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				3Q20	2Q20	3Q20	2Q20

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.3%	$—
Terminus (4) (5)	1,226,000	Consolidated	100%	83.0%	83.5%	83.2%	80.5%	6.1%	197,465
Northpark (4)	1,539,000	Consolidated	100%	92.2%	93.3%	91.9%	92.2%	6.0%	—
Promenade	777,000	Consolidated	100%	90.4%	90.7%	90.5%	90.1%	3.6%	93,338
3344 Peachtree	484,000	Consolidated	100%	95.3%	97.1%	88.9%	86.5%	2.9%	—
Buckhead Plaza (4)	667,000	Consolidated	100%	73.8%	74.8%	71.7%	75.0%	2.5%	—
1200 Peachtree (5)	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	—
3350 Peachtree	413,000	Consolidated	100%	95.2%	95.2%	95.2%	95.2%	1.8%	—
8000 Avalon	229,000	Consolidated	90%	97.8%	97.8%	97.8%	99.3%	1.6%	—
3348 Peachtree	258,000	Consolidated	100%	91.0%	91.0%	91.0%	91.0%	1.1%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	98.6%	99.2%	97.7%	97.1%	0.9%	33,362
ATLANTA	7,246,000			90.7%	91.4%	90.1%	89.8%	35.8%	324,165

The Domain (4) (5)	1,283,000	Consolidated	100%	100.0%	99.7%	94.8%	94.5%	8.6%	—
One Eleven Congress	519,000	Consolidated	100%	91.8%	95.0%	90.1%	88.2%	3.9%	—
The Terrace (4) (5)	619,000	Consolidated	100%	88.8%	88.8%	85.7%	86.8%	3.4%	—
San Jacinto Center	399,000	Consolidated	100%	96.5%	96.5%	96.5%	91.3%	3.2%	—
Colorado Tower	373,000	Consolidated	100%	99.1%	97.8%	92.1%	96.1%	2.6%	114,703
816 Congress	435,000	Consolidated	100%	85.0%	87.5%	85.8%	87.6%	2.2%	78,342
Domain Point (4) (5)	243,000	Consolidated	96.5%	90.6%	90.6%	90.6%	88.7%	1.3%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,044,000			94.5%	95.0%	91.6%	91.4%	26.1%	193,045

Bank of America Plaza (5)	891,000	Consolidated	100%	76.9%	79.9%	79.9%	85.2%	4.4%	—
Fifth Third Center	692,000	Consolidated	100%	99.6%	99.8%	99.8%	99.8%	3.9%	137,488
NASCAR Plaza	394,000	Consolidated	100%	99.4%	99.4%	99.6%	98.2%	2.4%	—
Dimensional Place (5)	281,000	Unconsolidated	50%	95.6%	95.6%	95.6%	94.7%	1.7%	—
CHARLOTTE	2,258,000			89.7%	91.1%	91.1%	93.0%	12.4%	137,488

Hayden Ferry (4)	789,000	Consolidated	100%	98.2%	97.8%	94.4%	90.3%	5.1%	—
Tempe Gateway	264,000	Consolidated	100%	89.3%	94.8%	94.8%	94.8%	1.5%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.1%	—
PHOENIX	1,278,000			96.7%	97.6%	95.4%	92.9%	7.7%	—

Corporate Center (4)	1,226,000	Consolidated	100%	97.1%	98.0%	89.0%	87.9%	5.2%	—
The Pointe	253,000	Consolidated	100%	91.4%	93.6%	91.4%	92.9%	1.1%	—
Harborview Plaza	205,000	Consolidated	100%	76.3%	76.3%	76.3%	77.6%	0.7%	—
TAMPA	1,684,000			93.7%	94.7%	87.8%	87.4%	7.0%	—
Continued on next page

Cousins Properties	15	Q3 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				3Q20	2Q20	3Q20	2Q20

Legacy Union One (5)	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	67,617
5950 Sherry Lane (5)	197,000	Consolidated	100%	93.1%	93.1%	91.8%	89.9%	1.1%	—
DALLAS	516,000			97.4%	97.4%	96.9%	96.1%	3.1%	67,617

BriarLake Plaza - Houston (4) (5)	835,000	Consolidated	100%	84.1%	84.1%	84.1%	86.2%	3.7%	—
Burnett Plaza - Fort Worth (5)	1,023,000	Consolidated	100%	87.2%	87.3%	88.0%	87.2%	3.2%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	94.5%	94.1%	79.5%	0.3%	12,847
OTHER OFFICE	2,016,000			86.2%	86.2%	86.6%	86.5%	7.2%	12,847

TOTAL OFFICE	19,042,000			91.8%	92.5%	90.5%	90.3%	99.3%	$735,162

Other Properties
Carolina Square Apartment - Chapel Hill (246 units)	266,000	Unconsolidated	50%	100.0%	100.0%	98.1%	99.9%	0.6%	21,629
Carolina Square Retail - Chapel Hill	44,000	Unconsolidated	50%	89.8%	89.8%	89.8%	89.8%	0.1%	3,578
TOTAL OTHER	310,000			98.6%	98.6%	96.9%	98.4%	0.7%	$25,207

TOTAL	19,352,000			91.9%	92.5%	90.6%	90.4%	100.0%	$760,369

(1)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income from stabilized properties for the three months ended September 30, 2020.
(3)	The Company's share of property specific mortgage debt, including premiums and net of unamortized loan costs, as of September 30, 2020.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of September 30, 2020.

Cousins Properties	16	Q3 2020 Supplemental Information

PORTFOLIO STATISTICS

Portfolio NOI by Market

Atlanta 35.8%
Austin 26.1%
Charlotte 12.4%
Phoenix 7.7%
Tampa 7.0%
Dallas 3.1%
Other 7.9%

Cousins Properties	17	Q3 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended September 30,
	2020	2019	% Change
Rental Property Revenues (2)	$113,615	$116,438	(2.4)%
Rental Property Operating Expenses (2)	40,673	43,184	(5.8)%
Same Property Net Operating Income	$72,942	$73,254	(0.4)%

Cash-Basis Rental Property Revenues (3)	$106,112	$110,642	(4.1)%
Cash-Basis Rental Property Operating Expenses (4)	40,514	43,019	(5.8)%
Cash-Basis Same Property Net Operating Income	$65,598	$67,623	(3.0)%

Add: Payment Deferrals (5)	829	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$66,427	$67,623	(1.8)%

Less: Parking Net Operating Income	(6,108)	(7,487)	(18.4)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$60,319	$60,136	0.3%

End of Period Leased	93.6%	94.2%
Weighted Average Occupancy	91.9%	91.9%

	Nine Months Ended September 30,
	2020	2019	% Change
Rental Property Revenues (2)	$339,070	$346,662	(2.2)%
Rental Property Operating Expenses (2)	117,561	125,390	(6.2)%
Same Property Net Operating Income	$221,509	$221,272	0.1%

Cash-Basis Rental Property Revenues (3)	$319,824	$323,492	(1.1)%
Cash-Basis Rental Property Operating Expenses (4)	117,069	124,898	(6.3)%
Cash-Basis Same Property Net Operating Income	$202,755	$198,594	2.1%

Add: Payment Deferrals (5)	1,897	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$204,652	$198,594	3.1%

Less: Parking Net Operating Income	(18,995)	(22,515)	(15.6)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$185,657	$176,079	5.4%

Weighted Average Occupancy	91.6%	92.0%

See next page for footnotes

Cousins Properties	18	Q3 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

(1)	Same Properties include those office properties that were fully operational and owned by the Company for the entirety of the comparable reporting periods. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.
(5)
As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (net of any repayments made) provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic and allows for comparability of the results of its operations with other real estate companies.

(6)	Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking represents Cash-Basis Net Operating Income Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income.

Cousins Properties	19	Q3 2020 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				529,892				2,274,786
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements (square feet)				(274,950)				(1,241,184)
Net leased (square feet)	51,054	195,449	8,439	254,942	393,810	530,320	109,472	1,033,602
Number of transactions	6	16	1	23	26	43	11	80
Lease term (years) (2)	5.7	6.3	3.0	6.1	8.6	6.0	7.4	7.2

Net Effective Rent Calculation (per square foot per year) (2)
Net annualized rent (3)	$29.69	$25.28	$39.35	$26.63	$39.37	$27.70	$30.54	$32.45
Net free rent	(1.30)	(1.26)	—	(1.23)	(2.15)	(1.11)	(0.66)	(1.46)
Leasing commissions	(2.78)	(2.22)	(3.38)	(2.37)	(3.16)	(2.44)	(2.34)	(2.71)
Tenant improvements	(5.95)	(0.43)	(1.67)	(1.57)	(7.01)	(1.66)	(4.83)	(4.03)
Leasing Costs	(10.03)	(3.91)	(5.05)	(5.17)	(12.32)	(5.21)	(7.83)	(8.20)
Net effective rent	$19.66	$21.37	$34.30	$21.46	$27.05	$22.49	$22.71	$24.25

Second generation leased square footage (4)(5)				230,716				769,153
Increase in second generation net rent per square foot (2)(3)(4)(5)				24.7%				28.3%
Increase in cash-basis second generation net rent per square foot (2)(4)(5)				8.9%				15.2%

(1) Office leasing activity is comprised of total square feet leased, unadjusted for ownership share, and excluding apartment leasing, retail leasing, and rent deferral/extension agreements related to the COVID-19 pandemic.
(2) Weighted average.
(3) Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
 (5) Increase in net rent at the end of term paid by the prior tenant compared to net rent at the beginning of term paid by the current tenant. For early renewals, the increase in net rent at the end of term of the original lease is compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	20	Q3 2020 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent (in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2020	535,044	3.0%	$15,270	1.9%	$28.54
2021	1,979,638	11.3%	74,320	9.4%	37.54
2022	1,324,395	7.5%	56,749	7.2%	42.85
2023	1,609,427	9.2%	67,973	8.6%	42.23
2024	1,167,713	6.6%	48,638	6.2%	41.65
2025	2,017,928	11.5%	90,095	11.4%	44.65
2026	1,557,091	8.9%	72,516	9.2%	46.57
2027	1,488,144	8.5%	62,908	8.0%	42.27
2028	1,259,408	7.2%	57,168	7.2%	45.39
2029 &Thereafter	4,618,799	26.3%	244,563	30.9%	52.95

Total	17,557,587	100.0%	$790,200	100.0%	$45.01

(1) Company's share.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	21	Q3 2020 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,576,091	5.3%	13
2	Amazon	4	3	430,099	20,450,749	3.0%	5
3	Expedia, Inc.	1	1	363,751	17,379,131	2.6%	9
4	Bank of America	2	1	555,650	17,073,436	2.5%	3
5	Facebook, Inc.	1	1	224,400	11,750,928	1.7%	8
6	Norfolk Southern Corporation	2	1	394,621	9,716,585	1.4%	1
7	Americredit Financial Services (dba GM Financial)	2	2	333,782	9,132,537	1.4%	10
8	Apache Corporation	1	1	210,012	9,048,341	1.3%	4
9	Wells Fargo Bank, NA	4	3	198,376	8,495,999	1.3%	5
10	Ovintiv USA Inc. (fka Encana Oil & Gas (USA) Inc.) (3)	1	1	318,582	7,949,937	1.2%	7
11	ADP, LLC	1	1	225,000	7,479,972	1.1%	8
12	SVB Financial Group	1	1	188,940	7,392,215	1.1%	5
13	Dimensional Fund Advisors LP	1	1	132,434	6,871,718	1.0%	14
14	McGuirewoods LLP	3	3	197,282	6,864,549	1.0%	6
15	Westrock Shared Services, LLC	1	1	208,268	6,821,518	1.0%	9
16	RigUp, Inc.	2	1	99,233	6,765,398	1.0%	7
17	Samsung Engineering America	1	1	133,860	6,019,230	0.9%	6
18	Anthem	1	1	198,834	5,917,076	0.9%	1
19	Regus Equity Business Centers, LLC	6	4	146,852	5,868,038	0.9%	5
20	Morgan Stanley	2	2	130,863	5,827,593	0.8%	8
	Total			5,452,929	212,401,041	31.4%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with Cousins.
Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q3 2020 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 17.6%
Technology 19.7%
Professional Services 13.0%
Government 1.5%
Transportation 1.7%
Marketing/Media/ Creative 2.6%
Construction/Design 2.6%
Other 3.9%
Legal 10.9%
Insurance 4.0%
Health Care 4.8%
Consumer Goods & Services 6.7%
Energy & Utilities 5.2% (3.7% when adjusted for subleases and amendments) (2)
Real Estate 5.8%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.
(2) Several of our Energy & Utilities tenants have entered into subleases with unaffiliated parties for large portions of their space or have executed amendments to surrender portions of their currently leased space. In the event of lease terminations, generally such subleases would become direct leases with the Company, although the lease term and rent due under such subleases may differ from the primary lease. After considering the industry classification of these subleases and considering contractual space surrender obligations, the portion of our rent from Energy & Utilities tenants is reduced to 3.7%. Note that the industry percentages in the chart above have not been adjusted to reflect the various industry sectors of such subtenants, with the exception of Energy & Utilities.

Cousins Properties	23	Q3 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	$82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(5)
Cousins Fund II, L.P. (6)	Office	Various	100%	4Q	(6)	279,100

					16,439,000	$626,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	$96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75%	3Q	302,000	75,400
Research Park V	Office	Austin	100%	4Q	173,000	45,000

					2,591,000	$871,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that are not incurred in a joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.
(5) Properties acquired in the merger with Parkway Properties, Inc.
(6) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	24	Q3 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	$455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (3)	Office	Miami	20%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (4)	Office	Houston	100%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100%	4Q	140,000	80,000
The Forum	Office	Atlanta	100%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100%	4Q	203,000	26,800

					15,317,000	$2,026,600
(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its interest in the joint venture to its partner for $52.2 million. The proceeds represent a 17% internal rate of return for the Company on its invested capital, as stipulated in the partnership agreement.
(3) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(4) After the merger with Parkway Properties, Inc., these properties were spun off in a related transaction to Parkway, Inc.

Cousins Properties	25	Q3 2020 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Revenue Recognition (3)	Estimated Stabilization (4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$89,000	$17,800	$87,218	$17,444
Office					33,000					100%	2Q20	3Q20
Retail					19,000					12%	3Q20	4Q20
Apartments					330					60%	4Q19	4Q20

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	93,332	83,999	75%	1Q20	1Q21

300 Colorado (5)	Office	Austin	50%	4Q18	358,000	193,000	96,500	153,149	76,575	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	91,457	91,457	98%	3Q20	3Q21

Domain 12	Office	Austin	100%	2Q18	320,000	117,000	117,000	115,612	115,612	100%	2Q20	4Q20

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	50,753	45,677	44%	1Q22	1Q23

Total						$759,000	$566,400	$591,521	$430,764

(1)	This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs include financing costs only on project-specific debt, and exclude certain allocated capitalized costs required by GAAP that are not incurred in a joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Beginning with initial economic occupancy, until the earlier of the achievement of 90% economic occupancy or one year, interest, taxes, and operating expenses are capitalized on the portion of the building that remains under development.
(5)	300 Colorado estimated project cost will be funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.

Cousins Properties	26	Q3 2020 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354 Peachtree	Atlanta	Commercial	95%	3.0
901 West Peachtree (1)	Atlanta	Commercial	100%	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%	10.4
Domain Point 3	Austin	Commercial	90%	1.7
Domain 9	Austin	Commercial	100%	2.5
Domain 14 & 15	Austin	Commercial	100%	5.6
Legacy Union 2 & 3	Dallas	Commercial	95%	4.0
Victory Center	Dallas	Commercial	75%	3.0
Burnett Plaza-Adjacent Land	Fort Worth	Commercial	100%	1.4
Corporate Center 5 & 6 (2)	Tampa	Commercial	100%	14.1
Padre Island	Corpus Christi	Residential	50%	15.0

Total				61.7	$130,014
Company's Share				52.9	$120,416

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	27	Q3 2020 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2020	2021	2022	2023	2024	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	1.35%	12/2/21	—	250,000	—	—	—	—	250,000	(515)	—	249,485
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	1.20%	1/3/23	—	—	—	—	—	—	—	(12)	—	(12)
Total Floating Rate Debt				—	250,000	—	—	—	—	250,000	(527)	—	249,473

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(983)	—	274,017
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(869)	—	249,131
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(879)	—	249,121
Fifth Third Center	100%	3.37%	10/1/26	828	3,386	3,502	3,622	3,746	122,802	137,886	(398)	—	137,488
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(430)	—	124,570
Terminus 100	100%	5.25%	1/1/23	803	3,319	3,497	108,181	—	—	115,800	—	5,417	121,217
Colorado Tower	100%	3.45%	9/1/26	614	2,510	2,598	2,689	2,783	104,079	115,273	(570)	—	114,703
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(360)	—	99,640
Promenade	100%	4.27%	10/1/22	862	3,541	89,052	—	—	—	93,455	(117)	—	93,338
816 Congress	100%	3.75%	11/1/24	445	1,821	1,891	1,963	72,558	—	78,678	(336)	—	78,342
Terminus 200	100%	3.79%	1/1/23	438	1,792	1,861	70,700	—	—	74,791	—	1,457	76,248
Legacy Union One	100%	4.24%	1/1/23	—	—	—	66,000	—	—	66,000	—	1,617	67,617
Total Fixed Rate Debt				3,990	16,369	102,401	253,155	79,087	1,226,881	1,681,883	(4,942)	8,491	1,685,432

Total Consolidated Debt				3,990	266,369	102,401	253,155	79,087	1,226,881	1,931,883	(5,469)	8,491	1,934,905

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.25%) (3)	50%	1.40%	5/1/21	122	37,932	—	—	—	—	38,054	—	—	38,054
300 Colorado (LIBOR + 2.25%) (4)	50%	2.40%	1/17/22	—	—	35,840	—	—	—	35,840	—	—	35,840
Total Floating Rate Debt				122	37,932	35,840	—	—	—	73,894	—	—	73,894

Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	213	872	903	31,436	—	—	33,424	(62)		33,362
Total Fixed Rate Debt				213	872	903	31,436	—	—	33,424	(62)	—	33,362

Total Unconsolidated Debt				335	38,804	36,743	31,436	—	—	107,318	(62)	—	107,256

Total Debt				$4,325	$305,173	$139,144	$284,591	$79,087	$1,226,881	$2,039,201	$(5,531)	$8,491	$2,042,161

Total Maturities (5)				$—	$287,807	$122,135	$275,932	$70,865	$1,215,159	$1,971,898
% of Maturities				—%	15%	6%	14%	4%	61%	100%

Cousins Properties	28	Q3 2020 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$323,894	16%	1.47%	1.1
Fixed Rate Debt	1,715,307	84%	3.94%	5.7
Total Debt	$2,039,201	100%	3.55%	5.0

(1) The spread over LIBOR, under the Term Loan, at September 30, 2020 was 1.20%.
(2) As of September 30, 2020, the Company had no amount drawn under the Credit Facility and had the ability to borrow the full $1.0 billion available. The spread over LIBOR, under the Credit Facility, at September 30, 2020 was 1.05%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	29	Q3 2020 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of September 30, 2020
$ (in thousands)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
0
287,807
122,135
275,932
70,865
250,000
215,159
225,000
250,000
275,000
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	30	Q3 2020 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings, LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning 24 months after construction completion, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project, LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza, LLLP	Dimensional Place	50% of cash flows.	Partner can purchase Cousins' interest during Q2 2021 at a value determined by appraisal and subject to a cap rate range.
HICO 100 Mill, LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon II, LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process 24 months after construction completion, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon, LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 90% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	31	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020

FFO and EBITDAre
Net income (loss) available to common stockholders	$79,164	$35,341	$(22,409)	$20,374	$117,112	$150,418	$174,943	$23,101	$28,115	$226,159
Depreciation and amortization of real estate assets:
Consolidated properties	179,510	45,405	50,450	81,569	77,925	255,349	71,406	72,694	71,345	215,445
Share of unconsolidated joint ventures	13,078	3,254	4,154	4,148	2,602	14,158	2,347	2,106	2,125	6,578
Partners' share of real estate depreciation	(302)	(96)	(99)	(171)	(155)	(521)	(149)	(212)	(209)	(570)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(4,925)	21	33	48	(92,680)	(92,578)	(90,916)	201	523	(90,192)
Share of unconsolidated joint ventures	29	—	5	—	10	15	(318)	(168)	15	(471)
Investments in unconsolidated joint ventures	—	—	—	—	—	—	(44,894)	232	59	(44,603)
Non-controlling interest related to unit holders	1,345	588	(265)	241	1,388	1,952	302	5	5	312
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	312,658
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	15,497	46,594
Income Tax Expenses	—	—	242	(242)	(298)	(298)	50	(50)	—	—
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	154	534
EBITDAre (1)	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	117,629	359,786
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	428
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—	—
Adjusted EBITDAre (1)	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	117,629	360,214

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	26,644	7,006	8,670	8,369	5,310	29,355	5,219	3,404	3,457	12,080
Other Properties	2,244	867	709	668	814	3,058	816	789	751	2,356
Net Operating Income	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	4,208	14,436
Sales Less Cost of Sales	2,779	—	—	—	—	—	—	—	—	—
Interest Expense	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(439)	(1,639)
Termination Fee Income	—	3	4	9	—	16	1	2	5	8
Other Income	120	36	43	20	49	148	68	8	(23)	53
Funds from Operations - Unconsolidated Joint Ventures	25,331	6,158	7,793	7,389	5,499	26,839	5,454	3,653	3,751	12,858
Gain (Loss) on Sale of Depreciated Investment Properties, net	(29)	—	(4)	—	(10)	(15)	318	168	(15)	471
Depreciation and Amortization of Real Estate	(13,078)	(3,254)	(4,154)	(4,148)	(2,602)	(14,158)	(2,347)	(2,106)	(2,125)	(6,578)
Income from Unconsolidated Joint Ventures	12,224	2,904	3,634	3,241	2,887	12,666	3,425	1,715	1,611	6,751

Market Capitalization
Common Stock Price at Period End	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$28.59	$28.59
Number of Common Stock/Units Outstanding at Period End	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,589	148,589
Equity Market Capitalization	3,376,144	4,130,230	5,371,498	5,582,341	6,118,447	6,118,447	4,348,498	4,432,529	4,248,160	4,248,160

Consolidated Debt	1,062,570	1,116,474	1,837,449	1,850,817	2,222,975	2,222,975	1,944,034	1,939,517	1,934,905	1,934,905
Share of Unconsolidated Debt	171,446	170,690	170,214	172,319	82,519	82,519	92,921	98,754	107,256	107,256
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,042,161

Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,290,321	6,290,321

Cousins Properties	32	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020

Credit Ratios
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,042,161
Less: Cash and Cash Equivalents	(2,547)	(3,456)	(11,885)	(12,396)	(15,603)	(15,603)	(124,632)	(28,255)	(36,872)	(36,872)
Less: Share of Unconsolidated Cash and Cash Equivalents	(10,302)	(13,427)	(15,671)	(20,154)	(8,634)	(8,634)	(9,516)	(8,826)	(12,098)	(12,098)
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	1,993,191
Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,290,321	6,290,321
Net Debt / Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	31.7%	31.7%

Total Assets - Consolidated	4,146,296	4,251,193	6,676,672	6,704,120	7,151,447	7,151,447	6,901,934	6,908,448	6,886,596	6,886,596
Accumulated Depreciation - Consolidated	566,749	643,140	696,531	781,998	802,807	802,807	878,199	954,352	1,028,975	1,028,975
Undepreciated Assets - Unconsolidated (1)	530,076	553,098	568,387	590,183	391,457	391,457	290,134	294,987	304,976	304,976
Less: Investment in Unconsolidated Joint Ventures	(161,907)	(167,429)	(176,169)	(186,079)	(133,884)	(133,884)	(128,916)	(129,857)	(129,814)	(129,814)
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,090,733	8,090,733
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	1,993,191
Net Debt / Total Undepreciated Assets (1)	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.6%	24.6%

Coverage Ratios (1)
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	15,497	46,594
Scheduled Principal Payments	12,008	3,481	3,516	3,551	4,178	14,726	4,334	4,409	4,613	13,356
Fixed Charges	57,894	16,055	17,208	19,928	21,236	74,427	20,888	18,952	20,110	59,950
EBITDAre	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	117,629	359,786
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.45	6.08	2.69	6.16	5.81	5.24	6.20	5.94	5.85	6.00
Adjusted EBITDAre	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	117,629	360,214
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.46	6.08	5.58	6.21	5.91	5.95	6.22	5.95	5.85	6.01

Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	1,993,191
Annualized EBITDAre (3)	334,968	390,172	185,028	491,148	493,632	493,632	518,128	450,500	470,516	470,516
Net Debt / Annualized EBITDAre (3)	3.65	3.26	10.70	4.05	4.62	4.62	3.67	4.44	4.24	4.24
Annualized Adjusted EBITDAre (3)	335,048	390,184	384,336	495,340	501,644	501,644	519,588	450,752	470,516	470,516
Net Debt / Annualized Adjusted EBITDAre (3)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.24	4.24

Dividend Information
Common Dividends	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	44,570	133,702
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	312,658
FFO Payout Ratio	40.8%	36.1%	133.6%	40.1%	40.1%	48.1%	39.5%	45.5%	43.7%	42.8%
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	428
FFO before Transaction Costs (2)	268,147	84,516	81,696	107,257	108,205	381,674	113,086	98,022	101,978	313,086
FFO Payout Ratio before Transaction Costs (2)	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	43.7%	42.7%

Cousins Properties	33	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	YTD 2020

FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	312,658
Amortization of Deferred Financing Costs	2,417	615	630	692	693	2,630	700	686	691	2,077
Non-Cash Stock-Based Compensation	2,257	607	625	615	621	2,468	1,285	1,139	931	3,355
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	154	534
Lease Inducements	760	157	(401)	(537)	(514)	(1,295)	(532)	(508)	(506)	(1,546)
Straight Line Rent Ground Leases	589	127	124	123	126	500	126	128	120	374
Above and Below Market Ground Rent	158	39	40	39	40	158	39	40	39	118
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	428
Debt Premium Amortization	(880)	—	(34)	(180)	(916)	(1,130)	(916)	(916)	(916)	(2,748)
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—	—
Deferred Income - Tenant Improvements	(3,772)	(870)	(940)	(923)	(932)	(3,665)	(851)	(1,073)	(595)	(2,519)
Above and Below Market Rents	(6,877)	(1,670)	(1,981)	(3,042)	(2,846)	(9,539)	(2,808)	(2,737)	(2,534)	(8,079)
Second Generation Capital Expenditures (CAPEX)	(56,667)	(8,074)	(40,604)	(18,946)	(23,085)	(90,709)	(23,817)	(25,716)	(17,718)	(67,251)
Straight Line Rental Revenue	(26,017)	(8,732)	(6,068)	(6,522)	(8,123)	(29,445)	(9,895)	(11,238)	(13,054)	(34,187)
Gain on Sales of Undepreciated Investment Properties	(3,291)	(13,132)	(1,337)	(21)	(3,692)	(18,182)	(1,335)	—	—	(1,335)
FAD (1)	178,688	54,039	32,204	78,998	70,023	235,264	75,289	58,000	68,590	201,879
Common Dividends (4)	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	44,570	133,702
FAD Payout Ratio (1)	61.2%	56.4%	132.2%	53.9%	60.8%	67.2%	59.2%	77.4%	65.0%	66.2%

Operations Ratio
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,090,733	8,090,733
General and Administrative Expenses	22,040	11,460	8,374	5,852	11,321	37,007	5,652	8,543	5,658	19,853
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.28%	0.33%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	51,149	7,527	39,834	15,891	17,248	80,500	19,444	21,386	13,534	54,364
Second Generation Building Improvements	5,518	547	770	3,055	5,837	10,209	4,373	4,330	4,184	12,887
	56,667	8,074	40,604	18,946	23,085	90,709	23,817	25,716	17,718	67,251

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Annualized equals quarter amount annualized. Given the timing of the closing of the transactions with TIER, the actual calculation of this ratio was unusually high for the second quarter of 2019 and decreased once a full quarter of TIER operations was included in EBITDAre. Second quarter EBITADAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transactions was included in net debt as of June 30, 2019.

(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	34	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended September 30,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$28,115	148,566	$0.19	$20,374	146,762	$0.14
Noncontrolling interest related to unitholders	5	25	—	241	1,744	—
Conversion of stock options	—	3	—	—	24	—
Conversion of unvested restricted stock units	—	12	—	—	—	—

Net Income — Diluted	28,120	148,606	0.19	20,615	148,530	0.14
Depreciation and amortization of real estate assets:
Consolidated properties	71,345	—	0.48	81,569	—	0.55
Share of unconsolidated joint ventures	2,125	—	0.02	4,148	—	0.03
Partners' share of real estate depreciation	(209)	—	—	(171)	—	—
Loss on sale of depreciated properties:
Consolidated properties	523	—	—	48	—	—
Share of unconsolidated joint ventures	15	—	—	—	—	—
Investments in unconsolidated joint ventures	59	—	—	—	—	—
Funds From Operations	$101,978	148,606	$0.69	$106,209	148,530	$0.72
TIER transaction costs	—	—	—	1,048	—	—
Funds From Operations before TIER transaction costs	$101,978	148,606	$0.69	$107,257	148,530	$0.72

Cousins Properties	35	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Nine Months Ended September 30,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$226,159	148,181	$1.53	$33,306	121,758	$0.27
Noncontrolling interest related to unitholders	312	388	(0.01)	564	1,744	—
Conversion of stock options	—	5	—	—	27	—
Conversion of unvested restricted stock units	—	12	—	—	—	—

Net Income — Diluted	226,471	148,586	1.52	33,870	123,529	0.27
Depreciation and amortization of real estate assets:
Consolidated properties	215,445	—	1.45	177,424	—	1.44
Share of unconsolidated joint ventures	6,578	—	0.05	11,556	—	0.09
Partners' share of real estate depreciation	(570)	—	—	(366)	—	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	(90,192)	—	(0.61)	102	—	—
Share of unconsolidated joint ventures	(471)	—	—	5	—	—
Investments in unconsolidated joint ventures	(44,603)	—	(0.31)	—	—	—
Funds From Operations	$312,658	148,586	2.10	$222,591	123,529	1.80
TIER transaction costs	428	—	0.01	50,878	—	0.41
Funds From Operations before TIER transaction costs	$313,086	148,586	2.11	$273,469	123,529	2.21

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	36	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Nine Months Ended
Net Operating Income	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net income	$28,255	$20,692	$226,800	$34,115
Net operating income from unconsolidated joint ventures	4,208	9,037	14,436	26,289
Fee income	(4,350)	(7,494)	(13,772)	(23,298)
Termination fee income	(372)	(3,575)	(3,755)	(4,285)
Other income	(6)	(3)	(169)	(154)
Reimbursed expenses	373	1,290	1,216	3,269
General and administrative expenses	5,658	5,852	19,853	25,686
Interest expense	15,058	14,700	44,955	37,579
Depreciation and amortization	71,498	82,012	215,980	178,777
Transaction costs	—	1,048	428	50,878
Other expenses	723	297	1,841	1,101
Income from unconsolidated joint ventures	(1,611)	(3,241)	(6,751)	(9,779)
(Gain) Loss on sale of investment in unconsolidated joint ventures	59	—	(45,940)	—
(Gain) Loss on investment property transactions	523	27	(90,192)	(14,388)
Net Operating Income	$120,016	$120,642	$364,930	$305,790

Straight line rent	(13,054)	(6,522)	(34,187)	(21,322)
Non-cash income	(3,635)	(4,503)	(12,144)	(10,208)
Non-cash expense	159	163	492	493
Cash Basis Net Operating Income	$103,486	$109,780	$319,091	$274,753

Net Operating Income
Same Property	$72,942	$73,254	$221,509	$221,272
Non-Same Property	47,074	47,388	143,421	84,518
	$120,016	$120,642	$364,930	$305,790

Cash Basis Net Operating Income
Same Property	$65,598	$67,623	$202,755	$198,594
Non-Same Property	37,888	42,157	116,336	76,159
	$103,486	$109,780	$319,091	$274,753

Cousins Properties	37	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less termination fees and rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.
“Net Income and FFO Before Transaction Costs” represents net income and FFO before costs associated with the mergers with Parkway Properties and TIER.  Management believes that Net Income and FFO Before Transaction Costs provides analysts and investors with user information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	38	Q3 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals" represents Cash-Basis Same Property after excluding the impact of payment deferrals without extensions. As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic and allows for comparability of the results of its operations with other real estate companies.

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals and Parking" represents Cash-Basis Same Property NOI Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income, and allows for comparability of the results of its operations with other real estate companies.

Cousins Properties	39	Q3 2020 Supplemental Information